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                                                                       Exhibit C




THIS WARRANT CERTIFICATE (AND THE COMMON STOCK OR OTHER SECURITIES ISSUABLE UPON EXERCISE HEREOF) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE LAW OR REGULATION OF ANY STATE AND ARE NOT TRANSFERABLE EXCEPT UPON THE CONDITIONS SPECIFIED IN SECTION 9 OF THE PURCHASE AGREEMENT REFERRED TO HEREIN.


                               SA HOLDINGS, INC.
                   COMMON STOCK PURCHASE WARRANT CERTIFICATE

                              Dated July 31, 1995
                               New York, New York


                 FOR VALUE RECEIVED, the undersigned, SA HOLDINGS, INC., a Delaware corporation (herein referred to as the "Company"), hereby certifies and agrees that JESUP & LAMONT CAPITAL MARKETS, INC., or its registered assigns, is entitled to purchase from the Company up to an aggregate of 500,000 duly authorized, validly issued, fully paid and non-assessable shares of the Company's Common Stock, or any stock into which such Common Stock shall have been changed or converted or any stock or other securities resulting from a reclassification thereof (the "Shares") at a purchase price per Share of $1.125 at any time and from time to time from the date hereof until the Expiration Date (as hereinafter defined). The foregoing agreement and rights are all subject to the terms, conditions and adjustments (in both the number of Shares and the purchase price per Share) set forth below in this Warrant Certificate.

                 This Warrant Certificate is one of the Common Stock Purchase Warrant Certificates (the "Warrants", which term includes all Warrants issued in substitution therefor) originally issued pursuant to the Warrant Purchase Agreement dated as of July 31, 1995 (the "Purchase Agreement") between the Company and Jesup & Lamont Capital Markets, Inc. The Warrants originally so issued evidence rights to purchase an aggregate of 500,000 Shares at an exercise price of $1.125 per share, subject to adjustment as provided herein. This Warrant is subject to the provisions, and is entitled to the benefits, of the Purchase Agreement.

                 SECTION 1. EXERCISE OF WARRANT.

                 1.1. SURRENDER, SUBSCRIPTION AND PAYMENT. This Warrant may be exercised by the holder hereof, in whole or in part, at any time from the date hereof until the close of business on the

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Expiration Date, during normal business hours on any Business Day (as defined in the Purchase Agreement), by surrender of this Warrant, together with the form of subscription attached as Annex A hereto (or a reasonable facsimile thereof) duly executed by such holder in substantially such form, to the Company at its office designated pursuant to Section 17 of the Purchase Agreement (or, if such exercise is in connection with an underwritten public offering of Shares subject to this Warrant or of securities into which Shares subject to this Warrant may be converted, at the location at which the underwriting agreement requires that such Shares be delivered). Payment of the exercise price for the Shares specified in such subscription shall be made, at the option of the holder, (a) by certified or official bank check (or wire transfer) payable to the order of the Company in federal or other immediately available funds in an amount equal to (i) the number of Shares specified in such form of subscription, multiplied by (ii) the then current exercise price (as hereinafter defined), or (b) by conversion of this Warrant, or any portion hereof, in the manner provided in Section 1.6 hereof. Such holder shall thereupon be entitled to receive the number of Shares specified in such form of subscription (plus cash in lieu of any fractional share as provided in Section
1.4 hereof).

                 1.2. EFFECTIVE DATE. Each exercise of this Warrant pursuant to Section 1.1 hereof shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to the Company as provided in Section 1.1 hereof (except that if such exercise is in connection with an underwritten public offering of Shares subject to this Warrant or of securities into which Shares subject to this Warrant may be converted, then such exercise shall be deemed to have been effected upon such surrender of this Warrant), and such exercise shall be at the current exercise price in effect at such time. On each such day that an exercise of this Warrant is deemed effected, the person or persons in whose name or names any certificate or certificates for Shares are issuable upon such exercise, as provided in Section 1.4 hereof, shall be deemed to have become the holder or holders of record thereof.

                 1.3. EXPIRATION DATE. This Warrant will expire, and thereafter will not be exercisable, at the close of business on July 31, 1998 (the "Expiration Date").

                 1.4. SHARE CERTIFICATES, CASH FOR FRACTIONAL SHARES AND REISSUANCE OF WARRANTS. As promptly as practicable after the exercise of this Warrant, in whole or in part, and in any event within five (5) Business Days thereafter (unless such exercise is in connection with a public offering of Shares subject to this





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Warrant or of securities into which Shares subject to this Warrant may be converted, in which event concurrently with such exercise), the Company at its expense (including the payment by it of any applicable issue, stamp or other taxes other than any income taxes) will cause to be issued in the name of and delivered to the holder hereof or, subject to Section 14 of the Purchase Agreement, as such holder may direct:

                 (i) a certificate or certificates for the number of Shares to which such holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount equal to the same fraction of the Market Price per Share (determined in accordance with Section 1.6(b) hereof) on the effective date of such exercise; and

                 (ii) in case such exercise is in part only, a new Warrant or Warrants of like tenor, calling in the aggregate on the face or faces thereof for the number of Shares (without giving effect to any adjustment therein) equal to the number of such Shares called for on the face of this Warrant minus the number of Shares which could have been obtained upon such exercise for the exercise price paid if the current exercise price had been $1.125 per Share.

                 1.5. ACKNOWLEDGMENT OF OBLIGATION. The Company will, at the time of or at any time after each exercise of this Warrant, upon the request of the holder hereof or of any Shares issued upon such exercise, acknowledge in writing its continuing obligation to afford to such holder all rights (including, without limitation, any rights to registration of any such Shares pursuant to the Purchase Agreement) to which such holder shall continue to be entitled under this Warrant, the Purchase Agreement, and the Notes; provided, that if any such holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Company to afford such rights to such holder.

                 1.6. CONVERSION OF WARRANT. (a) In addition to and without limiting the rights of the holder under the terms of this Warrant, the holder of this Warrant shall have the option, but not the obligation, to convert this Warrant, or any portion hereof (the "Conversion Right"), into Shares as provided in this Section 1.6 at any time on or prior to the Expiration Date. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the "Converted Warrant Shares"), the Company shall deliver to the holder (without payment by the holder of any exercise price or any cash or other consideration) that number of Shares equal to the quotient obtained by dividing (i) the





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value of this Warrant (or the specified portion hereof) on the effective date of the exercise of the Conversion Right, as provided in Section 1.2 hereof (the "Conversion Date"), which value shall be determined by subtracting (x) the aggregate exercise price of the Converted Warrant Shares immediately prior to the exercise of the Conversion Right from (y) the aggregate Market Price of such Converted Warrant Shares on the Conversion Date by (ii) the Market Price of one Share on the Conversion Date.

                 (b) Determination of Market Price. For purposes of this Warrant, "Market Price" of the Company's Shares shall mean:

                   (i) if traded on a stock exchange, the Market Price of the Company's Shares shall be deemed to be the average of the daily closing selling prices of the Shares on the stock exchange reasonably determined by the Company's Board of Directors to be the primary market for the Shares over the ten (10) trading day period ending on the date prior to the effective date of the exercise or conversion of this Warrant, as such prices are officially quoted in the composite tape of transactions on such exchange;

                  (ii) if traded over-the-counter, the Market Price of the Shares shall be deemed to be the average of the daily closing selling prices (or, if such information is not available, the average of the daily closing bid and asked prices) of the Shares over the ten (10) trading day period ending on the date prior to the effective date of the exercise or conversion of this Warrant, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system; and

                 (iii) if there is no public market for the Shares, then the Market Price shall be determined by mutual agreement of the holder of the Warrant and the Company, and if the holder and the Company are unable to so agree within twenty (20) days after the event giving rise to the need to determine the Market Price, by an investment banker of national reputation selected by mutual agreement of the Company and the holder of the Warrant.

                 SECTION 2. EXERCISE PRICE AND ADJUSTMENTS.

                 2.1. CURRENT EXERCISE PRICE. The term "exercise price", shall mean initially $1.125 per Share, subject to adjustment. For purposes of this Section 2.1, the exercise price of $1.125 shall be deemed to have become effective at the close of business on the date hereof but shall be subject to adjustment as set forth in Sections 2.2 and 2.3 hereof. The term "current exercise price" as used herein shall mean the exercise price, as the same may be





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adjusted from time to time as hereinafter provided, in effect at any given time. In determining the current exercise price, the result shall be expressed to the nearest $0.01, but any such lesser amount shall be carried forward and shall be considered at the time of and together with the next subsequent adjustment which, together with any adjustments to be carried forward, shall amount to $0.01 per Share or more.

                 2.2.  ADJUSTMENT OF EXERCISE PRICE.

                 The exercise price shall be adjusted, from time to time, as follows:

                 (a) Adjustments for Stock Dividends, Recapitalizations, Etc. In case the Corporation shall, after August 1, 1995, (w) pay a stock dividend or make a distribution (on or in respect of its Common Stock) in shares of its Common Stock (except there shall be no adjustment with respect to the payment by the Company of a stock dividend to holders of its Common Stock of the shares of Strategic Abstract & Title Corporation, a Texas corporation),
(x) subdivide its outstanding shares of Common Stock, (y) combine its outstanding shares of Common Stock into a smaller number of shares, or (z) issue by reclassification of its shares of Common Stock, any shares of capital stock of the Corporation, then, in any such case, the current exercise price in effect immediately prior to such action shall be adjusted to a price such that if the holder of a Warrant were to exercise such Warrant in full immediately after such action, such holder would be entitled to receive the number of shares of capital stock of the Corporation which such holder would have owned immediately following such action had such Warrant been exercised immediately prior thereto (with any record date requirement being deemed to have been satisfied), and, in any such case, such exercise price shall thereafter be subject to further adjustments under this Section 2.2. An adjustment made pursuant to this subsection (a) shall become effective retroactively on the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

                 (b) Adjustments for Issuances of Additional Stock. In case the Corporation shall at any time or from time to time after August 1, 1995 issue any additional shares of the Corporation's Common Stock ("Additional Common Stock"), for a consideration per share either (I) less than the then current exercise price immediately prior to the issuance of such Additional Common Stock, or (II) without consideration, then (in the case of either clause
(I) or (II)), and thereafter successively upon each such issuance, the current exercise price shall forthwith be reduced to a price





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equal to the price determined by multiplying such current exercise price by a fraction, of which

                 (1)  the numerator shall be

                 (i) the number of shares of the Corporation's Common Stock outstanding when the then current exercise price became effective, plus

                 (ii) the number of shares of the Corporation's Common Stock which the aggregate amount of consideration, if any, received by the Corporation upon all issuances of the Corporation's Common Stock since the current exercise price became effective (including the consideration, if any, received for such Additional Common Stock) would purchase at the then current exercise price per share, and

                 (2)  the denominator shall be

                 (i) the number of shares of the Corporation's Common Stock outstanding when the current exercise price became effective, plus

                 (ii) the number of shares of the Corporation's Common Stock issued since the current exercise price became effective (including the number of shares of such Additional Common Stock);

provided, however, that such adjustment shall be made only if such adjustment results in a current exercise price less than the current exercise price in effect immediately prior to the issuance of such Additional Common Stock. The Corporation may, but shall not be required to, make any adjustment of the current exercise price if the amount of such adjustment shall be less than one percent (1%) of the current exercise price immediately prior to such adjustment, but any adjustment that would otherwise be required then to be made which is not so made shall be carried forward and shall be made at the time of (and together with) the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than one percent (1%) of the current exercise price immediately prior to such adjustment.

                 (c) Certain Rules in Applying the Adjustment for Additional Stock Issuances. For purposes of any adjustment as provided in
Section 2.2(b) hereof, the following provisions shall also be applicable:

                 (1) Cash Consideration. In case of the issuance of Additional Common Stock for cash, the consideration received


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         by the Corporation therefor shall be deemed to be the cash proceeds received by the Corporation for such Additional Common Stock after deducting any commissions or other expenses paid or incurred by the Corporation for any underwriting of, or otherwise in connection with the issuance of such Additional Common Stock.

                 (2) Non-Cash Consideration. In case of the issuance of Additional Common Stock for a consideration other than cash, or a consideration a part of which shall be other than cash, the amount of the consideration other than cash so received or to be received by the Corporation shall be deemed to be the value of such consideration at the time of its receipt by the Corporation as determined in good faith by the Board of Directors, except that where the non-cash consideration consists of the cancellation, surrender or exchange of outstanding obligations of the Corporation (or where such obligations are otherwise converted into shares of the Corporation's Common Stock), the value of the non-cash consideration shall be deemed to be the principal amount of the obligations cancelled, surrendered, satisfied, exchanged or converted. If the Corporation receives consideration, part or all of which consists of publicly traded securities (i.e., in lieu of cash), the value of such non-cash consideration shall be the aggregate market value of such securities (based on the latest reported sale price regular way) as of the close of the day immediately preceding the date of their receipt by the Corporation.

                 (3) Options, Warrants, Convertibles, Etc. In case of the issuance after the date hereof, whether by distribution or sale to holders of its Common Stock or to others, by the Corporation of (i) any security (other than the shares of the Corporation's Series A Preferred Stock) that is convertible into Common Stock, or (ii) any rights, options or warrants to purchase the Corporation's Common Stock, if inclusion thereof in calculating adjustments under this
         Section 2.2 would result in a current exercise price lower than if excluded, the Corporation shall be deemed to have issued, for the consideration described below, the number of shares of the Corporation's Common Stock into which such convertible security may be converted when first convertible, or the number of shares of the Corporation's Common Stock deliverable upon the exercise of such rights, options or warrants when first exercisable, as the case may be (and such shares shall be deemed to be Additional Common Stock for purposes of Section 2.2(b) hereof). The consideration deemed to be received by the Corporation at the time of the issuance of





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         such convertible securities or such rights, options or warrants shall be the consideration so received determined as provided in Section 2.2(c)(1) and (2) hereof plus (x) any consideration or adjustment payment to be received by the Corporation in connection with such exercise or, as applicable, (y) the aggregate price at which shares of the Corporation's Common Stock are to be delivered upon the exercise of such rights, options or warrants when first exercisable (or, if no price is specified and such shares are to be delivered at an option price related to the market value of the subject Common Stock, an aggregate option price bearing the same relation to the market value of the subject Common Stock at the time such rights, options or warrants were granted). If, subsequently, (1) such number of shares into which such convertible security is convertible, or which are deliverable upon the exercise of such rights, options or warrants, is increased or (2) the exercise or exercise price of such convertible security, rights, options or warrants is decreased, then the calculations under the preceding two sentences (and any resulting adjustment to the current exercise price under Section 2.2(b) hereof) with respect to such convertible security, rights, options or warrants, as the case may be, shall be recalculated as of the time of such issuance but giving effect to such changes (but any such recalculation shall not result in the current exercise price being higher than that which would be calculated without regard to such issuance). On the expiration or termination of such rights, options or warrants, or rights to convert, the exercise price hereunder shall be readjusted (up or down as the case may be) to such current exercise price as would have been obtained had the adjustments made with respect to the issuance of such rights, options, warrants or convertible securities been made upon the basis of the delivery of only the number of shares of the Corporation's Common Stock actually delivered upon the exercise of such rights, options or warrants or upon the exercise of any such securities and at the actual exercise or exercise prices (but any such recalculation shall not result in the current exercise price being higher than that which would be calculated without regard to such issuance).

                 (4) Number of Shares Outstanding. The number of shares of the Corporation's Common Stock as at the time outstanding shall exclude all shares of the Corporation's Common Stock then owned or held by or for the account of the Corporation but shall include the aggregate number of shares of the Corporation's Common Stock at the time deliverable in respect of the convertible securities, rights, options and warrants





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         referred to in Section 2.2(c)(3) hereof; provided, that to the extent that such rights, options, warrants or exercise privileges are not exercised, such shares of the Corporation's Common Stock shall be deemed to be outstanding only until the expiration dates of the rights, warrants, options or exercise privileges or the prior cancellation thereof.

                 (d) Exclusion from the Adjustment for Additional Stock Issuances. No adjustment of the current exercise price under Section 2.2(b) hereof shall be made as a result of or in connection with the issuance of Common Shares (i) upon conversion of the shares of Series A Preferred Stock or Series B Preferred Stock (or the issuance of any shares of Series A Preferred Stock or Series B Preferred Stock under any Purchase Agreement) or (ii) upon exercise or conversion of the Warrants or the stock options granted to employees of the Corporation on or before July 31, 1995.

                 (e) Accountants' Certification. Whenever the current exercise price is adjusted as provided in this Section 2.2, the Corporation will promptly obtain a certificate of a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Corporation (who may be the regular auditors of the Corporation) setting forth the current exercise price as so adjusted, the computation of such adjustment and a brief statement of the facts accounting for such adjustment, and will mail to the holders of the Warrants a copy of such certificate from such firm of independent public accountants.

                 (f) Antidilution Adjustments under other Securities. Without limiting any other rights available hereunder to the holders of shares of Warrants, if there is an antidilution adjustment (x) under any security which is convertible into Common Stock of the Corporation whether issued prior to or after the date hereof or (y) under any right, option or warrant to purchase Common Stock of the Corporation whether issued prior to or after the date hereof, which (in the case of clause (x) or (y)) results in a reduction in the exercise or purchase price with respect to such security, right, option or warrant to an amount less than the then current exercise price or results in an increase in the number of shares obtainable under such security, right, option or warrant which has an effect equivalent to lowering a exercise or exercise price to an amount less than the then current exercise price, then an adjustment shall be made under this Section 2.2(f) to the then current exercise price hereunder. Any such adjustment under this Section 2.2(f) shall be whichever of the following results in a lower current exercise price:


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                          (A)     a reduction in the current exercise price
                 equal to the percentage reduction in such exercise or purchase price with respect to such security, right, option or warrant, or

                          (B) a reduction in the current exercise price which will result in the same percentage increase in the number of Common Shares available under this Section 2.2 as the percentage increase in the number of shares available under such security, right, option or warrant.

Any such adjustment under this Section 2.2(f) shall only be made if it would result in a lower current exercise price than that which would be determined pursuant to any other antidilution adjustment otherwise required under this
Section 2.2 as a result of the event or circumstance which triggered the adjustment to the security, right, option or warrant described in clause (x) or
(y) above (and if any such adjustment is so made under this Section 2.2(f), then such other antidilution adjustment otherwise required under this Section
2.2 shall not be made as a result of such event or circumstance).

                 (g) Other Adjustments. In case any event shall occur as to which any of the provisions of this Section 2.2 are not strictly applicable but the failure to make any adjustment would not fairly protect the exercise rights represented by the Warrants in accordance with the essential intent and principles of this Section 2.2, then, in each such case, the Corporation shall appoint a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Corporation (who may be the regular auditors of the Corporation), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 2.2, necessary to preserve, without dilution, the exercise rights represented by the Warrants. Upon receipt of such opinion, the Corporation will promptly mail copies thereof to the holders of the Warrants and shall make the adjustments described therein.

                 (h) "Meaning of "Issuance". References in this Agreement to "issuances" of stock by the Corporation include issuances by the Corporation of previously unissued shares and issuances or other transfers by the Corporation of treasury stock.

                 2.3. RECAPITALIZATION, CONSOLIDATION OR MERGER OR SALE OF ASSETS. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled


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to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Corporation shall make appropriate provision (in form and substance reasonably satisfactory to holders of Warrants representing a majority of the Shares then outstanding) to insure that each of the holders of the Warrants shall thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such holder's Warrants, such shares of stock, securities or assets as may be issuable or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of such holder's Warrants had such Organic Change not taken place.

                 In any such case, the Corporation shall make appropriate provision (in form and substance reasonably satisfactory to the holders of Warrants representing a majority of the Warrants then outstanding) with respect to such holders' rights and interest to insure that the provisions hereof shall thereafter be applicable to the Warrants (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the exercise price to reflect the value for the Warrants reflected by the terms of such consolidation, merger or sale, if the value so reflected would cause an increase to the exercise price in effect immediately prior to such consolidation, merger or sale). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from such consolidation or merger or the Corporation purchasing such assets assumes by written instrument (which may be the agreement of consolidation, merger or sale), in form and substance reasonably satisfactory to the holders of Warrants representing a majority of the shares then outstanding, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

                 SECTION 3.  NOTICE TO HOLDERS OF WARRANTS.

                 In case at any time

                   (i) the Company shall take any action which would require an adjustment in the current exercise price pursuant to Section 2.2 or 2.3; or





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                 (ii)  there shall be any capital reorganization or
         reclassification of the Company's Common Stock (other than a change in par value or from par value to no par value or from no par value to par value of the Company's Common Stock), or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or any sale, transfer or lease of all or substantially all of the assets of the Company; or

                 (iii) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of such cases, the Company shall give written notice to the holders of the Warrants, not less than twenty (20) days before any record date or other date set for definitive action, of the date on which such action, reorganization, reclassification, consolidation, merger, sale, transfer, lease, dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of any such action (to the extent such effect may be known at the date of such notice) on the current exercise price and the kind and amount of the shares and other securities and property deliverable upon exercise of the Warrants. Such notice shall also specify any date as of which the holders of record of the Company's Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon any such reorganization, reclassification, consolidation, merger, sale, transfer, lease, dissolution, liquidation or winding-up, as the case may be.

                 SECTION 4. ADJUSTMENTS TO NUMBER OF SHARES ISSUABLE HEREUNDER. The number of Shares called for on the face of this Warrant is the number of Shares which can be purchased under this Warrant on the date of original issuance of this Warrant at an exercise price of $1.125 per Share (subject to reduction from time to time pursuant to clause (ii) of Section 1.4 hereof). Without limiting any other provision of this Warrant, notwithstanding the number of Shares so called for on the face of this Warrant, the aggregate number of Shares that can be acquired upon an exercise of this Warrant in whole or in part shall be adjusted from time to time pursuant to Section 2 hereof.

                 SECTION 5. SPECIFIC PERFORMANCE. The Company agrees and stipulates that the remedies at law of a holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by


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a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

                 SECTION 6. NO RIGHTS OR LIABILITIES AS STOCKHOLDER. Nothing contained in this Warrant shall be construed as conferring upon the holder hereof any rights as a stockholder of the Company (prior to exercise of all or a portion of this Warrant) or as imposing any liabilities on such holder to purchase any securities or any liabilities as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

                 SECTION 7. OWNERSHIP; TRANSFER. The Company may treat the person in whose name this Warrant is registered as the owner and holder of this Warrant for all purposes, and the Company shall not be affected by any notice to the contrary (except that the Company shall comply with the provisions of Section 14 of the Purchase Agreement regarding the issuance of a new Warrant or Warrants to permitted transferees). This Warrant is transferable only upon the conditions, and subject to the restrictions, specified in Section 14 of the Purchase Agreement.

                 SECTION 8. HEADINGS. The headings and captions in this Warrant are for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions hereof.

                 SECTION 9. GOVERNING LAW. This Warrant shall be governed by, and construed in accordance with, the laws of the State of New York (other than any conflict of laws rule which might result in the application of the laws of any other jurisdiction).

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                 IN WITNESS WHEREOF, SA HOLDINGS, INC. has caused this Warrant to be executed and issued on its behalf by its officer thereunto duly authorized as of the date first above written.


                                             SA HOLDINGS, INC.




                                             By
                                                --------------------------------
                                                Name:
                                                Title:





[SIGNATURE PAGE TO COMMON STOCK WARRANT CERTIFICATE]

                                    ANNEX A

                              FORM OF SUBSCRIPTION

                (To be executed only upon exercise or conversion
                      of the Warrant in whole or in part)

To SA Holdings, Inc.:

                 The undersigned registered holder of the accompanying Warrant hereby exercises such Warrant or portion thereof for, and purchases thereunder,
               1/ Shares (as defined in such Warrant) and herewith [makes
payment therefor of $           ] [or] [makes payment therefor by conversion of
    Shares represented by such Warrant pursuant to Section 1.6 of such Warrant]. The undersigned requests that the certificates for such Shares be issued in the name of, and delivered to, whose address is .

Dated:

                                        (Name must conform to name of holder as
                                        specified on the face of the Warrant)

                                        By
                                           -------------------------------------
                                           Name:
                                           Title:

                                        Address of holder:

                                           -------------------------------------

                                           -------------------------------------

                                           -------------------------------------


- ---------------------
1/ [Insert the number of Shares as to which this Warrant is being exercised. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of this Warrant, to the holder surrendering the same.]